Exhibit 5

[Sealy Corporation Letterhead]

March 26, 2004

Sealy Corporation

One Office Parkway

Trinity, North Carolina 27370

Ladies and Gentlemen:

I am General Counsel of Sealy Corporation, a Delaware corporation (the “Company”), and have advised the Company in connection with the preparation and filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration by the Company of 20,000,000 shares of the Company’s Class A common stock, $0.01 par value per share (the “Shares”) issuable pursuant to the Sealy Corporation 1998 Stock Option Plan and the 2004 Stock Option Plan for Key Employees of Sealy Corporation and its Subsidiaries (the “Plans”).

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

I have reviewed the corporate action of the Company in connection with the registration of the Shares and have examined, and have relied as to matters of fact, upon originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents or oral statements of public officials and of officers and representatives of the Company, and have made such other and further investigations as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.  In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, I hereby advise you that in my opinion that the Shares, when issued as contemplated by the Plans, will be validly issued, fully paid and non-assessable.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Kenneth L. Walker, Esq.